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                                 EXHIBIT 23(C)

            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS



  We consent to the incorporation by reference in this Registration Statement of Great Lakes Chemical Corporation on Form S-8 of our report dated January 26, 1994 on the consolidated financial statements of Huntsman Chemical Corporation (not presented separately therein) appearing in the Annual Report on Form 10-K of Great Lakes Chemical Corporation for the year ended December 31, 1993.





                                                           DELOITTE & TOUCHE LLP



Salt Lake City, Utah
February 2, 1995



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